Exhibit 99.1
AWH ANNOUNCES FIRST QUARTER 2025 FINANCIAL RESULTS
First Quarter 2025 Net Revenue of $128.0 million and Adjusted EBITDA1 of $27.0 million
Generated Positive Cash from Operations of $5.9 million, the Ninth Consecutive Quarter of Positive Operating Cash Flow
Company Ended Q1 2025 with $100.0 million of Cash and Cash Equivalents
NEW YORK, NY, May 12, 2025 — Ascend Wellness Holdings, Inc. (“AWH” or the “Company”) (CSE: AAWH.U/ OTCQX:AAWH), a vertically integrated multi-state cannabis operator focused on bettering lives through cannabis, today reported its financial results for the quarter ended March 31, 2025 (“Q1 2025”). Financial results are reported in accordance with U.S. generally accepted accounting principles (“GAAP”) and all currency is in U.S. dollars.
Business Highlights
•AWH remains committed to implementing its densification strategy, which is expected to result in an approximate 50% increase in store count in the medium term. The Company continues to maintain its data-backed focus on premier locations in high density population centers in its expansion efforts.
◦Currently, the Company is targeting ten new stores to come online in 2025, including three in Ohio and one in Pennsylvania.
◦In Illinois, three partner stores have now opened, Markham in Q1, and North Riverside and Lynwood subsequent to quarter end, with an additional partnership opportunity recently identified.
◦In New Jersey, the Company expects to open its first partner store in Little Falls in the coming months, with three additional partner locations identified for later this year.
•Maintained focus on reducing expenditures in support of the Company’s cost savings transformation initiatives, which have positively impacted both Adjusted EBITDA1 of $27.0 million and Adjusted Gross Margin1 of 40.8% in the quarter.
•The Company has continued to make solid progress in improving its balance sheet and working capital, highlighted by the $100.0 million of cash and cash equivalents on hand and generation of $5.9 million in cash from operations.
1    Measure is a non-GAAP financial measure. Please see “Non-GAAP Financial Information” below and “Reconciliations of Non-GAAP Financial Measures (Unaudited)” at the end of this press release.
2    Net Debt is a non-GAAP financial measure defined as total debt, net of unamortized deferred financing costs of ~$333.0 million, less cash and cash equivalents of $100.0 million as of March 31, 2025. Please see “Non-GAAP Financial Information” below.
3    Free Cash Flow is a non-GAAP financial measure defined as Cash from Operations of $5.9 million less capital expenditures of $4.7 million, which represents total additions to capital assets excluding $1.7 million related to new store builds. Please see “Non-GAAP Financial Information” below.

•Launched a share buyback program in January 2025. Pursuant to a normal course issuer bid (“NCIB”), the Company may repurchase up to the lesser of: (i) 10,215,690 shares of the Company’s class A common stock (“Common Shares”); and (ii) $2.25 million worth of Common Shares, in the open market. As of April 30, 2025, the Company has repurchased 1,571,500 Common Shares via the NCIB program.
Financial Highlights
•Revenue:
◦Total net revenue declined 5.9% quarter-over-quarter to $128.0 million.
◦Retail revenue decreased 6.6% quarter-over-quarter to $84.4 million.
◦Wholesale revenue decreased 4.4% quarter-over-quarter to $43.6 million.
•Net Loss:
◦Net loss of $19.3 million in Q1 2025 compared to net loss of $16.8 million in Q4 2024.
•Adjusted EBITDA1:
◦Adjusted EBITDA1 was $27.0 million for Q1 2025, representing a 21.1% margin1. Adjusted EBITDA1 decreased 10.7% and Adjusted EBITDA Margin1 decreased 110-basis points quarter-over-quarter.
•Balance Sheet:
◦As of March 31, 2025, cash and cash equivalents were $100.0 million, a sequential increase of $11.7 million. Net Debt2, which equals total debt less unamortized deferred financing costs less cash and cash equivalents, was $233.0 million.
•Cash Flow:
◦Generated $5.9 million of Cash from Operations in Q1 2025, representing the ninth consecutive quarter of positive operating cash flow, and Free Cash Flow3 of $1.2 million.
Management Commentary
“Building on the groundwork we laid in 2024, we have begun to execute the key steps needed to drive long-term value across our business,” said Sam Brill, Chief Executive Officer. “Our priorities remain on improving our profitability, maximizing our asset efficiency, and enhancing our cash flow generation. Backed by our strong balance sheet, we are advancing our densification strategy and rolling out consumer-focused retail initiatives, including a refreshed e-commerce platform, across our footprint. We expect the actions we’ve taken will begin to deliver measurable benefits in the second half of the year.”
Frank Perullo, Co-Founder and President, added, “We have done the work to position the business for success, and we anticipate in the coming months we’ll be launching new products, as well as opening locations to advance our densification strategy. These initiatives reflect our commitment to expanding access, enhancing the consumer experience, and reinforcing our position as a leading operator in an increasingly dynamic and competitive market.”

Roman Nemchenko, Chief Financial Officer, concluded, “Over the quarter, we further strengthened our balance sheet and ended the quarter with a strong cash position. This enhanced liquidity will enable us to capitalize on accretive transactions, in an increasingly buyer-friendly environment, while pursuing strategic opportunities to further solidify our capital structure and reduce near-term debt pressures. The progress we have made reflects the disciplined execution of our team, and we are well-positioned to advance our long-term goals.”
Q1 2025 Financial Overview
Net revenue decreased by 5.9% sequentially to $128.0 million, of which 4.4% of the decrease was attributable to a decline in retail revenue and 1.5% of the decrease was due to a decline in third-party wholesale revenue. Retail revenue totaled $84.4 million, representing a 6.6% decrease compared to the prior quarter, primarily due to the softening of sales in Illinois, Michigan, New Jersey, and Massachusetts resulting from a combination of pricing pressure and volume, partially offset by the contribution of adult-use sales in Ohio and the ramp of new partner stores in Illinois. Third-party wholesale revenue totaled $43.6 million, representing a 4.4% decrease compared to the prior quarter, attributable to declines in New Jersey, partially offset by improvements in Illinois.
Q1 2025 gross profit was $39.6 million, or 30.9% of revenue, as compared to $46.9 million, or 34.5% of revenue, in Q4 2024. Q1 2025 Adjusted Gross Profit1 was $52.2 million, or 40.8% of revenue, as compared to $56.9 million, or 41.9% of revenue, for the prior quarter. This decrease was primarily driven by pricing declines resulting from competitive pressures in both the retail and wholesale sectors.
Total general and administrative (“G&A”) expenses for Q1 2025 were $37.1 million, or 29.0% of revenue, compared to $40.8 million, or 30.0% of revenue, for Q4 2024, reflecting a benefit from certain cost-savings initiatives implemented in late 2024.
Net loss attributable to AWH for Q1 2025 was $19.3 million, compared to $16.8 million in Q4 2024, primarily impacted by lower margins, partially offset by a benefit from certain cost-savings initiatives.
Adjusted EBITDA1 was $27.0 million in Q1 2025 and Adjusted EBITDA Margin1 was 21.1%, a 110-basis point decrease compared to Q4 2024, primarily attributable to the impact of lower margins.
Cash and cash equivalents at the end of Q1 2025 were $100.0 million and Net Debt2 was $233.0 million. Cash from Operations was $5.9 million in Q1 2025, representing the ninth consecutive quarter of positive operating cash flow, and Free Cash Flow3 was $1.2 million.
Non-GAAP Financial Information and Definitions
This press release includes certain non-GAAP financial measures as defined by the U.S. Securities and Exchange Commission (“SEC”). Reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP are included in the financial schedules attached to this press release or in other information contained herein. This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.
Adjusted EBITDA/Margin and Adjusted Gross Profit/Margin are non-GAAP financial measures. Please see “Reconciliations of Non-GAAP Financial Measures (Unaudited)” at the end of this release.
We define Net Debt as total debt, net of unamortized deferred financing costs, less cash and cash equivalents, which components are disclosed in the Company’s Selected Condensed Consolidated Balance Sheet Information (Unaudited) included in the financial schedules attached to this press release under the captions “Current portion of debt, net,” “Long-term debt, net,”, and “Cash and cash equivalents.” We believe this measure is an important indicator of the Company’s ability to service its long-term debt obligations. This non-GAAP financial measure should not be considered in isolation of, or as a substitute for, the most directly comparable GAAP financial measures as an indicator of operating performance or liquidity and may not be comparable to similarly titled measures provided by other companies.
We define Free Cash Flow as “Net cash provided by operating activities” net of “Additions to capital assets” which are disclosed in the Company’s Selected Condensed Consolidated Cash Flow Information (unaudited) included in the financial schedules attached to this press release, adjusted for spending related to new store builds. We use Free Cash Flow measures, among other measures, to evaluate the Company’s liquidity and its ability to generate cash flow. We believe that this is a meaningful financial measure to investors because it provides a view of the Company’s liquidity after deducting capital expenditures, which are considered to be a necessary component of ongoing operations. This non-GAAP financial measure should not be considered in isolation of, or as a substitute for, net cash provided by operating activities and may not be comparable to similarly titled measures provided by other companies.
Conference Call and Webcast
AWH will host a conference call on May 12, 2025, at 5:00 p.m. ET, to discuss its financial results for the quarter ended March 31, 2025. The conference call may be accessed by dialing (888) 699-1199. A live audio webcast of the call will also be available on the Investor Relations section of AWH’s website at https://www.awholdings.com/investors.
About Ascend Wellness Holdings, Inc.
AWH is a vertically integrated multi-state cannabis operator with licenses and assets in Illinois, Massachusetts, Maryland, Michigan, New Jersey, Ohio, and Pennsylvania. AWH owns and operates state-of-the-art cultivation facilities, growing award-winning strains and producing a curated selection of products for retail and wholesale customers. AWH produces and distributes its in-house Common Goods, Simply Herb, Ozone, Royale, and Effin’ branded products. For more information, visit www.awholdings.com.
Additional information relating to the Company’s first quarter 2025 results is available on the Investor Relations section of AWH’s website at https://awholdings.com/investors/, the SEC’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) at www.sec.gov and Canada’s System for Electronic Document Analysis and Retrieval Plus (“SEDAR+”) at www.sedarplus.ca.
Cautionary Note Regarding Forward-Looking Information
This news release includes forward-looking information and statements (together, “forward-looking statements”), which may include, but are not limited to, the plans, intentions, expectations, estimates, and beliefs of the Company. Words such as “expects”, “continue”, “may”, “will”, “anticipates”, and “intends” or similar expressions are intended to identify forward-looking statements. Without limiting the generality of the preceding statement, all statements in this press release relating to estimated and projected revenue, expectations regarding production capacity, anticipated capital expenditures, expansion, profit, product demand, margins, costs, cash flows, sources of capital, growth rates, potential acquisitions, closing dates for transactions, regulatory approvals, future facility openings, and, enhancing shareholder value, reducing downward pressure on the stock, and future financial and operating results are forward-looking statements.

We caution investors that any such forward-looking statements are based on the Company’s current projections and expectations about future events and financial trends, the receipt of all required regulatory approvals, and on certain assumptions and analysis made by the Company in light of the experience of the Company and perception of historical trends, current conditions, and expected future developments and other factors management believes are appropriate.
Forward-looking statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking statements herein. Such factors include, among others, the risks and uncertainties identified in the Company’s most recently filed Annual Report on Form 10-K, as updated in subsequently filed Quarterly Reports on Form 10-Q, as applicable, and in the Company’s other reports and filings with the applicable Canadian securities administrators on its profile on SEDAR+ at www.sedarplus.ca and the SEC on its profile on EDGAR at www.sec.gov. Although the Company believes that any forward-looking statements herein are reasonable, in light of the use of assumptions and the significant risks and uncertainties inherent in such statements, there can be no assurance that any such forward-looking statements will prove to be accurate, and accordingly readers are advised to rely on their own evaluation of such risks and uncertainties and should not place undue reliance upon such forward-looking statements. Any forward-looking statements herein are made as of the date hereof, and except as required by applicable laws, the Company assumes no obligation and disclaims any intention to update or revise any forward-looking statements herein or to update the reasons that actual events or results could or do differ from those projected in any forward-looking statements herein, whether as a result of new information, future events or results, or otherwise, except as required by applicable laws. No securities regulator nor the Canadian Securities Exchange has reviewed, approved, or disapproved the content of this press release.

Contacts
Chief Financial Officer
Roman Nemchenko
(617) 453-4042 ext. 90102

Investor & Media Contact:
IR@awholdings.com
(617) 453-4042 ext. 90102

ASCEND WELLNESS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS INFORMATION (UNAUDITED)

	Three Months Ended March 31,
(in thousands, except per share amounts)	2025	2024
Revenue, net	$127,997	$142,410
Cost of goods sold	(88,436)	(90,373)
Gross profit	39,561	52,037
Operating expenses
General and administrative expenses	37,075	49,462
Operating profit	2,486	2,575

Other (expense) income
Interest expense	(11,190)	(8,538)
Other, net	477	310
Total other expense	(10,713)	(8,228)
Loss before income taxes	(8,227)	(5,653)
Income tax expense	(11,031)	(12,510)
Net loss	$(19,258)	$(18,163)

Net loss per share attributable to Class A and Class B common stockholders — basic and diluted	$(0.09)	$(0.09)
Weighted-average common shares outstanding — basic and diluted	204,995	208,954

ASCEND WELLNESS HOLDINGS, INC.
SELECTED CONDENSED CONSOLIDATED CASH FLOW INFORMATION (UNAUDITED)

	Three Months Ended March 31,
(in thousands)	2025	2024
Net cash provided by operating activities	$5,939	$3,900
Cash flows from investing activities
Additions to capital assets	(6,423)	(7,181)
Collection of notes receivable	82	8,182
Proceeds from sale of assets	12	11
Acquisition of businesses, net of cash acquired	(1,018)	—
Purchases of intangible assets	(500)	(3,000)
Net cash used in investing activities	(7,847)	(1,988)
Cash flows from financing activities
Proceeds from issuance of debt	14,550	—
Repayments of debt	—	(786)
Debt issuance costs	(176)	—
Repayments under finance leases	(341)	(118)
Taxes withheld under equity-based compensation plans, net	—	(612)
Repurchase of common stock	(345)	—
Net cash provided by (used in) financing activities	13,688	(1,516)
Net increase in cash, cash equivalents, and restricted cash	11,780	396
Cash, cash equivalents, and restricted cash at beginning of period	88,254	72,508
Cash, cash equivalents, and restricted cash at end of period	$100,034	$72,904

ASCEND WELLNESS HOLDINGS, INC.
SELECTED CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION (UNAUDITED)

(in thousands)	March 31, 2025	December 31, 2024
Cash and cash equivalents	$100,034	$88,254
Inventory	85,589	89,552
Other current assets	51,752	51,570
Property and equipment, net	261,779	260,461
Operating lease right-of-use assets	139,874	139,067
Intangible assets, net	210,988	205,502
Goodwill	51,225	49,599
Other noncurrent assets	15,489	16,426
Total Assets	$916,730	$900,431

Total current liabilities	$147,918	$144,541
Long-term debt, net	251,610	234,542
Operating lease liabilities, noncurrent	267,641	267,221
Other noncurrent liabilities	196,862	182,326
Total stockholders’ equity	52,699	71,801
Total Liabilities and Stockholders’ Equity	$916,730	$900,431

ASCEND WELLNESS HOLDINGS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)
We define “Adjusted Gross Profit” as gross profit excluding non-cash inventory costs, which include depreciation and amortization included in cost of goods sold, equity-based compensation included in cost of goods sold, and other non-cash inventory adjustments. We define “Adjusted Gross Margin” as Adjusted Gross Profit as a percentage of net revenue. Our “Adjusted EBITDA” is a non-GAAP measure used by management that is not defined by GAAP and may not be comparable to similar measures presented by other companies. We define “Adjusted EBITDA Margin” as Adjusted EBITDA as a percentage of net revenue. Management calculates Adjusted EBITDA as the reported net loss, adjusted to exclude: income tax expense, other (income) expense, interest expense, depreciation and amortization, depreciation and amortization included in cost of goods sold, non-cash inventory adjustments, equity-based compensation, equity-based compensation included in cost of goods sold, start-up costs, start-up costs included in cost of goods sold, transaction-related and other non-recurring expenses, and gain or loss on sale of assets. Accordingly, management believes that Adjusted EBITDA provides meaningful and useful financial information, as this measure demonstrates the operating performance of the business. Non-GAAP financial measures may be considered in addition to the results prepared in accordance with GAAP, but they should not be considered a substitute for, or superior to, GAAP results. The Company’s presentation of these financial measures may not be comparable to similar non-GAAP measures used by other companies. These financial measures are intended to provide additional information to investors regarding the Company’s performance.
The following table presents Adjusted Gross Profit for the quarter ended March 31, 2025 and 2024:

	Three Months Ended March 31,
($ in thousands)	2025	2024
Gross Profit	$39,561	$52,037
Depreciation and amortization included in cost of goods sold	9,700	7,662
Equity-based compensation included in cost of goods sold	1,138	2,211
Non-cash inventory adjustments(2)	1,774	474
Adjusted Gross Profit	$52,173	$62,384
Adjusted Gross Margin	40.8%	43.8%
(1)Consists of write-offs of expired products, obsolete packaging, and net realizable value adjustments related to certain inventory items.

ASCEND WELLNESS HOLDINGS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)
The following table presents Adjusted EBITDA for the quarter ended March 31, 2025 and 2024:

	Three Months Ended March 31,
($ in thousands)	2025	2024
Net loss	$(19,258)	$(18,163)
Income tax expense	11,031	12,510
Other, net	(477)	(310)
Interest expense	11,190	8,538
Depreciation and amortization	18,400	16,380
Non-cash inventory adjustments(1)	1,774	474
Equity-based compensation	1,516	8,680
Start-up costs(2)	736	494
Transaction-related and other non-recurring expenses(3)	2,063	3,883
Loss (gain) on sale of assets	38	(11)
Adjusted EBITDA	$27,013	$32,475
Adjusted EBITDA Margin	21.1%	22.8%
(1)Consists of write-offs of expired products, obsolete packaging, and net realizable value adjustments related to certain inventory items.
(2)One-time costs associated with acquiring real estate, obtaining licenses and permits, and other costs incurred before commencement of operations at certain locations, as well as incremental expenses associated with the expansion of activities at our cultivation facilities that are not yet operating at scale, including excess overhead expenses resulting from delays in regulatory approvals at certain cultivation facilities. Also includes other one-time or non-recurring expenses, as applicable.
(3)Other non-recurring expenses including legal and professional fees associated with litigation matters, potential acquisitions, other regulatory matters, and other reserves or one-time expenses. The three months ended March 31, 2025 includes approximately $400 of expenses associated with our January 2025 term loans. The three months ended March 31, 2024 includes: a reserve of $2,703 related to certain amounts associated with a previous transaction, $984 recognized as a discount on a noncurrent receivable, and $140 related to a fair value adjustment associated with an acquisition earn-out.